Exhibit 99.1

FORM 4 JOINT FILER INFORMATION

Name of

“Reporting Persons”:
Boulder Ventures IV (Annex), L.P. (“BV IV Annex”)
Boulder Ventures IV, L.P. (“BV IV LP”)
BV Partners IV, L.L.C. (“BV IV LLC”)
Josh E. Fidler (“Fidler”)
Andrew E. Jones (“Jones”)
Kyle Lefkoff (“Lefkoff”)
Lawrence M. Macks (“Macks”)
Peter Roshko (“Roshko”)
Address:
c/o Boulder Ventures
1900 Ninth Street, Suite 200
Boulder, Colorado 80302
Designated Filer:
Boulder Ventures IV (Annex), L.P.
Issuer and Ticker Symbol:
ARCA biopharma, Inc. (ABIO)
Date of Event:
April 6, 2009

Each of the following is a Joint Filer with BV IV Annex and may be deemed to share indirect beneficial ownership in the securities set forth on the attached Form 4:

BV IV LLC serves as the sole general partner of BV IV Annex. BV IV LLC has sole voting and investment control over the respective shares owned by BV IV Annex and may be deemed to own beneficially the shares held by BV IV Annex. Fidler, Jones, Lefkoff, Macks and Roshko are Managing Members of BV IV LLC and share voting and dispositive power over the shares held by BV IV Annex.

BV IV LLC serves as the sole general partner of BV IV LP. BV IV LLC has sole voting and investment control over the respective shares owned by BV IV LP, and may be deemed to own beneficially the shares held by BV IV LP. Fidler, Jones, Lefkoff, Macks and Roshko are Managing Members of BV IV LLC and share voting and dispositive power over the shares held by BV IV LP.

Each reporting person disclaims beneficial ownership of the shares reported herein, except to the extent of his respective pecuniary interest therein. The filing of this statement shall not be deemed an admission that, for purposes of Section 16 of the Securities Exchange Act of 1934, or otherwise, any of the Reporting Persons are the beneficial owner of all of the equity securities covered by this statement.

Each of the Reporting Persons listed above has designated Boulder Venture IV (Annex), L.P. as its designated filer of Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder.

BOULDER VENTURES IV, L.P.

By: BV Partners IV, LLC
Its: General Partner

By:     /s/ Kyle Lefkoff

Kyle Lefkoff, Managing Member

BV PARTNERS IV, LLC

By:      /s/ Kyle Lefkoff

Kyle Lefkoff, Managing Member

        /s/ Josh E. Fidler

Josh E. Fidler

          /s/ Andrew E. Jones
Andrew E. Jones

           /s/ Kyle Lefkoff

Kyle Lefkoff

           /s/ Lawrence M. Macks

Lawrence M. Macks

           /s/ Peter Roshko

Peter Roshko